UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material Pursuant to §240.14a-12

Energy East Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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52 Farm View Drive New Gloucester, ME 04260

November 5, 2007

Dear Fellow Stockholder:

We have previously sent you proxy materials for the Special Meeting of Stockholders of Energy East Corporation to be held on November 20, 2007, regarding Energy East’s proposed merger with Iberdrola, S.A.

Your Board of Directors has unanimously recommended that stockholders vote FOR the merger with Iberdrola, S.A.

Since approval of the merger requires an affirmative vote of a majority of the outstanding shares, your vote is important, no matter how many or how few shares you may own.

If you have not done so already, please vote as soon as possible TODAY by following the instructions on the enclosed proxy card. You have three ways to vote your shares by proxy: (i) via the internet, (ii) by telephone and (iii) by marking your vote, signing and returning the enclosed proxy card by mail.

Very truly yours,

Paul K. Connolly, Jr.

Vice President – General Counsel

IMPORTANT NOTE:

Remember, you can vote via the Internet, Telephone or by Mail – simply follow the easy instructions on the enclosed proxy card.

If you have any questions, or need assistance in the last-minute voting of your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED
TOLL-FREE AT (877) 750-9501.